Exhibit 5.1

[Letterhead of Nixon Peabody LLP]

December 10, 2021

Eagle Bancorp Montana, Inc.
1400 Prospect Avenue
Helena, Montana 59601

Re:	Eagle Bancorp Montana, Inc. – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Eagle Bancorp Montana, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to 1,396,720 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and among the Company, Opportunity Bank of Montana, First Community Bancorp, Inc. (“FCB”) and First Community Bank, dated as of September 30, 2021 (the “Agreement”).

 In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Agreement, (iii) the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), (iv) the Company’s Bylaws, as amended (the “Bylaws”), (v) certified copies of the resolutions of the Board of Directors of the Company relating to the Merger, the Agreement, the Registration Statement and the issuance of the Shares thereunder (the “Resolutions”), (vi) a good standing certificate for the Company issued as of a recent date by the Delaware Secretary of State, and (vii) such other statutes, certificates, instruments and documents as we have deemed necessary or advisable for the purpose of rendering the opinion set forth herein.

In rendering the opinion set forth below, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, that the persons identified as officers are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the enforceability against each of the parties thereto of the Agreement, the accuracy and completeness of all public records reviewed by us, and that the Charter, Bylaws and Resolutions will not have been amended or rescinded after the date of effectiveness of the Registration Statement but prior to the time that the Merger is effective and the Shares are issued and the Resolutions are and will be at such time in full force and effect.

We have also assumed that (1) the Registration Statement and any amendment thereto will have become effective and will remain effective at the time of the issuance of the Shares thereunder, (2) the joint proxy statement/prospectus describing the Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (3) at the time of the issuance of the Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such shares are issued, (4) the Company will remain duly organized, validly existing and in good standing under Delaware law at the time any Shares are issued, and (5) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects.

Eagle Bancorp Montana, Inc.
December 10, 2021

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York.  The Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing), in each case as in effect on the date hereof.  We have not considered, and we express no opinion or belief as to matters of the laws of any other jurisdiction or as to any matters arising thereunder or relating thereto.

 Based upon the foregoing and subject to qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the Commission has declared the Registration Statement effective, the shareholders of FCB have approved the Merger and the Agreement, the shareholders of the Company have approved the Agreement, including the issuance of the Shares pursuant to the Agreement, the Merger has been effected pursuant to and in accordance with the terms and conditions set forth in the Agreement, and the Shares have been issued by the Company in accordance with the terms and conditions of the Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date that the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein subsequent to the date the Registration Statement becomes effective.

The opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Registration Statement on Form S-4 and to the references to our firm under the caption “Legal Matters” in the joint proxy statement/prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Nixon Peabody LLP